Exhibit 99.1

Smart & Final Stores, Inc. Elects Two New Directors

COMMERCE, Calif. (September 18, 2015) — Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS) today announced the elections of Paul N. Hopkins and Kenneth I. Tuchman to its board of directors (the “Board”), effective today.

Dave Hirz, President and Chief Executive Officer, commented, “I’m pleased that Paul and Ken are joining our board of directors, adding extensive and diverse strategic expertise that will complement our current Board and support the Smart & Final leadership team.  We look forward to their insights and contributions as we continue our strong store growth program.”

Mr. Hopkins is the former Chairman of the board of directors of Farmers Group, Inc. and Chief Executive Officer of its Americas operations, including Latin America and shared services operations.  Mr. Hopkins served Farmers Group in a wide range of executive leadership roles from 1978 until his retirement in 2011.  He is a graduate of Eastern Illinois University and the advanced executive education program of the University of Pennsylvania Wharton School of Business, and holds an honorary doctorate from Pepperdine University’s Graziadio School of Business and Management.

Mr. Tuchman is currently Vice Chairman of Bank of Montreal Capital Markets’ investment and corporate banking groups, a role he has held since 2010.  He has extensive experience in the consumer and retail sectors including previous positions as vice chairman at Bank of America/Merrill Lynch, chairman of global banking Americas at Dresdner Kleinwort, and co-head of global M&A and head of consumer and retail sectors at Lehman Brothers.  Mr. Tuchman is a graduate of State University of New York at Buffalo, and holds MBA and J.D. degrees from the University of Pennsylvania.  Mr. Tuchman also serves on the board of Gordmans Stores, Inc., a department store chain.

Concurrent with their elections to the Board, Mr. Hopkins was appointed as a member of the Audit Committee and the Compensation Committee of the Board, and Mr. Tuchman was appointed as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.  Effective upon these appointments, the previously announced resignation of Richard A. Anicetti from the Board and each of its committees became effective, and Dennis T. Gies resigned as a member of the Audit Committee.  Mr. Gies continues to serve on the Board and as a member of the Compensation Committee.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value and quality-oriented food and everyday staples retailer that serves household and business customers. The Company is headquartered in Commerce (located in Los Angeles), CA, where it was founded over 140 years ago.  As of June 14, 2015, the Company operated 263 grocery and foodservice stores under the “Smart & Final”, “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in northern Mexico operated through a joint venture.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk Factors,” “Special Note Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Communications

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com